Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-269722 on Form S-8 of our reports dated May 28, 2024, relating to the financial statements of Nextracker Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Nextracker Inc. for the year ended March 31, 2024.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 6, 2024